Exhibit 4.1


                         FIRST SUPPLEMENTAL INDENTURE


                 This FIRST SUPPLEMENTAL INDENTURE, dated as of February 26, 1999 (this "First Supplemental Indenture"), is among ORYX ENERGY COMPANY, a Delaware corporation (the "Company"), KERR-MCGEE CORPORATION, a Delaware corporation (the "Successor Corporation"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (formerly Texas Commerce Bank National Association), a national banking association, as trustee (in such capacity, the "Trustee").

                             W I T N E S S E T H:

                 WHEREAS, the Company and the Trustee are parties to the Indenture, dated as of May 15, 1989 (the "Indenture"), pursuant to which the Company issued its 7-1/2% Convertible Subordinated Debentures due 2014 (the "Debentures");

                 WHEREAS, subject to the satisfaction or waiver of the conditions set forth in the Agreement and Plan of Merger, dated as of October 14, 1998, between the Company and the Successor Corporation, the Company will merge with and into the Successor Corporation (the "Merger");

                 WHEREAS, immediately prior to the Merger, the Company will effect a reverse stock split (the "Reverse Split") of the common stock of the Company (the "Common Stock") in which each share of Common Stock will be reclassified as 0.369 shares of Common Stock;

                 WHEREAS, at the effective time of the Merger (the "Effective Time"), each share of Common Stock outstanding after effecting the Reverse Split will be converted into the right to receive one share of the common stock of the Successor Corporation ("Successor Corporation Common Stock");

                 WHEREAS, Section 12.01 of the Indenture provides that the Company may merge into another corporation, provided that the successor corporation (if other than the Company) expressly assumes, by supplemental indenture satisfactory in form to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company;

                 WHEREAS, Section 11.01(b) of the Indenture provides that the Company, when authorized by the resolutions of its Board of Directors, and the Trustee may enter into an indenture supplemental to the Indenture without the consent of any Debentureholders for the purpose of evidencing the succession of another corporation to the Company and the assumption by the
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successor corporation of the covenants, agreements and obligations of the
Company pursuant to Article 12 of the Indenture;

                 WHEREAS, Section 11.01(e) of the Indenture provides that the Company, when authorized by the resolutions of its Board of Directors, and the Trustee may enter into an indenture supplemental to the Indenture without the consent of any Debentureholders for the purpose of curing any ambiguity or correcting or supplementing any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Indenture or in any supplemental indenture;

                 WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to amend the Indenture in certain respects; and

                 WHEREAS, all things necessary to make this First
Supplemental Indenture a valid agreement of the Company and the Successor Corporation, in accordance with its terms, and a valid amendment of and supplement to the Indenture, have been done.

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

   Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Indenture.


















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                                  ARTICLE II

                           ASSUMPTION OF OBLIGATIONS
                           BY SUCCESSOR CORPORATION

                 Section 2.1 Assumption of Obligation to Make Payments on Debentures

                 Pursuant to Section 12.01 of the Indenture, commencing at the Effective Time, the Successor Corporation hereby unconditionally and expressly assumes all obligations of the Company to make due and punctual payment of the principal of and premium, if any, and interest on all of the Debentures according to their tenor.

                 Section 2.2  Assumption of Covenants and Conditions

                 Pursuant to Section 12.01 of the Indenture, commencing at the Effective Time, the Successor Corporation hereby unconditionally and expressly assumes all obligations of the Company to duly and punctually perform and observe all of the covenants and conditions of the Indenture to be performed by the Company.


                                  ARTICLE III

                           CONVERSION OF DEBENTURES

                 Section 3.1 Conversion of Debentures into Successor Corporation Common Stock

                 Commencing at the Effective Time, any Debentures surrendered to the Successor Corporation for conversion into Common Stock pursuant to
Article XV of the Indenture will be convertible into Successor Corporation Common Stock in fulfillment of the rights and duties of the Company prescribed in Article XV of the Indenture.

                 Section 3.2  Adjustment of Conversion Price

                 Upon completion of the Reverse Split, the Conversion Price for the Debentures will be adjusted pursuant to Section 15.05(a) of the Indenture so that the holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Successor Corporation Common Stock that the holder would have owned or have been entitled to receive after the occurrence of the Reverse Split had such Debenture been converted immediately prior to the Reverse Split. The Conversion Price for the Debentures as so adjusted shall be $106.0298 or such

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conversion price as further adjusted from time to time as provided in the
Indenture.

                                  ARTICLE IV

                                 MISCELLANEOUS

                 Section 4.1  Ratification of Indenture

                 This First Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is ratified, approved and confirmed.

                 Section 4.2 Provisions Binding on Successor Corporation's Successors

                 All covenants and agreements in this First Supplemental Indenture by the Successor Corporation shall bind its successors and assigns, whether so expressed or not.

                 Section 4.3  Governing Law

                 This First Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules of such state.

                 Section 4.4  Benefits of Indenture

                 Nothing in this First Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors under the Indenture and the Debentureholders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                 Section 4.5  Counterparts

                 This First Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this First Supplemental Indenture.

                 [The remainder of this page is intentionally left blank.]






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                 IN WITNESS WHEREOF, the parties hereto have caused this
First Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the date first written above.

                                         ORYX ENERGY COMPANY



                                         By:  /s/ STEVEN J. FLOWERS
                                              ------------------------------
                                              Name:   Steven J. Flowers
                                              Title:  Vice President &
                                                      Treasurer


 [CORPORATE SEAL]

 Attest:

   /s/ WILLIAM C. LEMMER
   -------------------------------
   Title:  Vice President, General
           Counsel & Secretary


                                         KERR-MCGEE CORPORATION


                                         By:  /s/ JOHN M. RAUH
                                             ------------------------------
                                             Name:   John M. Rauh
                                             Title:  Vice President and
                                                     Treasurer

 [CORPORATE SEAL]

 Attest:

   /s/ DON HAGER
   -------------------------------
   Title:  Assistant Secretary







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                                         CHASE BANK OF TEXAS, NATIONAL
                                            ASSOCIATION


                                         By:  /s/ MICHAEL A. SCRIVNER
                                             ------------------------------
                                             Name:   Michael A. Scrivner
                                             Title:  Vice President


 [CORPORATE SEAL]

 Attest:

   /s/ SIGNATURE OF VP
   -------------------------------
   Title:  Vice President































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